Exhibit 31(c)
CERTIFICATION
Pursuant to Section 302 of the Sarbanes-Oxley Act
I, Paul J. Bonavia, certify that:
1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2010 of Tucson Electric Power Company; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 2, 2011	/s/ Paul J. Bonavia
Paul J. Bonavia
Chairman, President, and Chief Executive Officer